Exhibit 99.1

FOR IMMEDIATE RELEASE
June 8, 2016

Contact
Bobby Lambrix - Media Requests
(503) 505-5885, blambrix@ericksoninc.com

Zachary Cotner-Investor Relations
(503) 505-5804, zcotner@ericksoninc.com

Erickson Appoints New Chief Financial Officer

PORTLAND, Ore. - Erickson Incorporated (NASDAQ:EAC), a leading global provider of aviation services, announced today the appointment of airline finance veteran, David W. Lancelot, as Chief Financial Officer effective Monday, June 13, 2016.
“Erickson is committed to improving the company’s financial position and increasing revenue,” said Jeff Roberts, President and CEO of Erickson Incorporated. “We will accomplish these objectives through excellent customer service, ensuring safety as a top priority, and skilled financial leadership. I am confident that having someone with David’s extensive expertise steeped in the aviation industry will help transform our business. ”
Mr. Lancelot will lead all aspects of Erickson’s financial functions to include accounting, financial reporting and controls, budgeting, planning, forecasting, internal and external audit, investor relations, treasury, tax, information technology, corporate development, risk management and real estate.
Mr. Lancelot most recently served as CEO of Outdoor Reservation Management Group, President of Enerjet LTD, and Senior Vice President and Chief Financial Officer for Spirit Airlines, Inc. Previously, his experience includes executive positions at AirTran Airways and Atlas Air Worldwide Holdings among others. Mr. Lancelot is specifically skilled in debt refinancing and restructuring, corporate governance, turnarounds, and process improvement. Some of his notable career achievements include raising hundreds of millions of dollars in public equity, financing billions of dollars’ worth of aircraft and successfully executing the turnaround of a low cost airline producing the highest EBITDAR margins of any carrier in the United States.
“Erickson is a global market leader in utility aircraft, and I am excited to be a part of building the business and expanding our market position in the days ahead,” said Mr. Lancelot.
Given the financial performance of the Company, President and CEO Jeff Roberts, in consultation with the Erickson Board of Directors, felt it was an appropriate time to bring in an executive with a specialized skill set focused on the current needs of the business. Mr. Lancelot will replace Eric K. Struik, the Company’s current Vice President and Chief Financial Officer, who has served in the role since September of 2013. Mr. Struik will remain with the Company as Vice President and Chief Financial Officer through June 10, 2016 and will continue to work with Mr. Lancelot to ensure a seamless transition.
About Erickson
Erickson is a leading global provider of aviation services and operates, maintains and manufactures utility aircraft to safely transport and place people and cargo around the world.  The Company is self-reliant, multifaceted and operates in remote locations under challenging conditions specializing in Global Defense and Security, Manufacturing and MRO, and Commercial Services (comprised of firefighting, HVAC, power line, construction, timber harvesting, oil and gas and specialty lift). With roots dating back to 1960, Erickson operates a fleet of approximately 80 aircraft, is headquartered in Portland, Oregon, USA, and operates in six continents to include North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit our new website at www.ericksoninc.com.
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This press release contains certain statements relating to future results (including, without limitation, “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict”), which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including certain other risks or uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K as well as in the other reports we file with the SEC from time to time, which are available at the SEC’s web site located at http://www.sec.gov. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.